Exhibit 99.1
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
(millions of dollars, except for share data)
Sale of Performance Materials
On 3 January 2017, Air Products and Chemicals, Inc. ("Air Products") completed the sale of the Performance Materials Division ("PMD") of its former Materials Technologies segment to Evonik Industries AG ("Evonik") for $3.8 billion in cash subject to customary post-closing adjustments including working capital.
Basis of Presentation
The following unaudited pro forma consolidated financial statements were derived from the historical consolidated financial statements of Air Products, which were prepared in accordance with U.S. generally accepted accounting principles (GAAP). The pro forma statements should be read in conjunction with the historical consolidated financial statements of Air Products, the accompanying notes to those financial statements, and Management’s Discussion and Analysis of Financial Condition and Results of Operations in Air Products’ Annual Report on Form 10-K for the year ended 30 September 2016. Since 30 September 2016, in addition to the sale of PMD, Air Products completed the separation of its Electronic Materials Division ("EMD") through the spin-off of Versum Materials, Inc. ("Versum") on 1 October 2016. EMD and PMD comprised the entire Materials Technologies segment. For additional information on the spin-off of Versum, refer to the subsequent event disclosure in the Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on 21 November 2016 and the Form 8-K and accompanying exhibits filed with the SEC on 5 October 2016.
Beginning in the first quarter of fiscal year 2017, the historical financial results of the EMD and PMD divisions will be reflected in Air Products’ consolidated financial statements as discontinued operations. To provide a better understanding of the impact of the disposition of the entire Materials Technologies segment, the following unaudited pro forma consolidated financial information is presented to reflect how both the sale of PMD and spin-off of EMD might have affected the historical financial statements had the transactions been consummated at an earlier date.
The historical Air Products' balances presented on the unaudited pro forma consolidated financial statements represent amounts reported on the consolidated financial statements of Air Products Annual Report on Form 10-K for the year ended 30 September 2016.
The unaudited pro forma consolidated income statements for each of the fiscal years ended 30 September 2016, 2015, and 2014 are presented as if both dispositions had occurred on 1 October 2013, the beginning of the earliest period presented. The unaudited pro forma consolidated balance sheet as of 30 September 2016 is presented as if the dispositions had occurred on that date.
The unaudited pro forma consolidated financial statements have been presented for illustrative and informational purposes only and are not intended to reflect or be indicative of Air Products’ consolidated results of operations or financial position had the dispositions occurred as of the dates presented and should not be taken as representation of Air Products’ future consolidated results of operations or financial condition. For example, in the case of the PMD sale, the carrying value of the assets and liabilities were different at the time of sale compared to the 30 September 2016 balances presented.
Air Products believes that the adjustments included within the Discontinued Operation – Electronic Materials and Discontinued Operation – Performance Materials columns of the unaudited pro forma consolidated financial statements are consistent with the guidance for discontinued operations under GAAP. Air Products’ current estimates are preliminary and could change as the Company finalizes the accounting for the discontinued operations, which will be reported in future filings. The adjustments do not include any allocation of Air Products’ corporate costs or other costs of certain services and facilities that did not transfer to the businesses upon disposition such as information technology and office space costs that were previously allocated to the Materials Technologies segment. On an annual basis, these functional costs were approximately $40 ($25 and $15 for EMD and PMD, respectively). The majority of these costs are expected to be reimbursed to Air Products pursuant to short-term transition services agreements under which Air Products will provide transition services to Versum for EMD and to Evonik for PMD.
The Pro Forma Adjustments column in the unaudited pro forma consolidated financial statements reflects pro forma adjustments, which are described in the accompanying notes. Excluded from the unaudited pro forma consolidated income statements are amounts that are non-recurring in nature, such as the gain on sale of PMD and transition services agreements, or amounts that are not material, such as interest expense adjustments.

AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT
Twelve Months Ended 30 September 2016

(Millions of dollars, except for share data)	Historical Air Products (As Reported)	Discontinued Operation - Electronic Materials	Discontinued Operation - Performance Materials	Air Products Continuing Operations	Pro Forma Adjustments		Pro Forma Air Products Continuing Operations
Sales	$9,524.4	$961.6	$1,059.1	$7,503.7	$—		$7,503.7
Cost of sales	6,402.7	521.6	704.5	5,176.6	—		5,176.6
Selling and administrative	849.3	87.7	76.6	685.0	—		685.0
Research and development	132.0	40.8	19.6	71.6	—		71.6
Business separation costs	52.2	1.6	—	50.6	(50.6)	(C)	—
Business restructuring and cost reduction actions	33.9	(1.4)	.8	34.5	—		34.5
Pension settlement loss	6.4	.7	.6	5.1	—		5.1
Other income (expense), net	58.1	3.1	5.6	49.4	—		49.4
Operating Income	2,106.0	313.7	262.6	1,529.7	50.6		1,580.3
Equity affiliates’ income	148.6	.2	1.4	147.0	—		147.0
Interest expense	115.5	.3	—	115.2	—		115.2
Loss on extinguishment of debt	6.9	—	—	6.9	(6.9)	(B)	—
Income From Continuing Operations Before Taxes	2,132.2	313.6	264.0	1,554.6	57.5		1,612.1
Income tax provision	586.5	73.4	80.5	432.6	(45.3)	(D)	387.3
Income from Continuing Operations	1,545.7	240.2	183.5	1,122.0	102.8		1,224.8
Less: Net Income Attributable to Noncontrolling Interests	30.4	7.9	—	22.5	—		22.5
Net Income From Continuing Operations Attributable to Air Products	$1,515.3	$232.3	$183.5	$1,099.5	$102.8		$1,202.3
Earnings Per Common Share (EPS) Attributable to Air Products
Basic EPS from continuing operations	$7.00			$5.08			$5.56
Diluted EPS from continuing operations	6.94			5.04			5.51
Weighted Average Common Shares Outstanding
Basic (in millions)	216.4			216.4			216.4
Diluted (in millions)	218.3			218.3			218.3
See Notes to Unaudited Pro Forma Consolidated Financial Statements on pages 6 and 7.

AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT
Twelve Months Ended 30 September 2015

(Millions of dollars, except for share data)	Historical Air Products (As Reported)	Discontinued Operation - Electronic Materials	Discontinued Operation - Performance Materials	Air Products Continuing Operations	Pro Forma Adjustments		Pro Forma Air Products Continuing Operations
Sales	$9,894.9	$984.1	$1,086.5	$7,824.3	$—		$7,824.3
Cost of sales	6,939.0	586.8	754.0	5,598.2	—		5,598.2
Selling and administrative	939.3	86.4	79.9	773.0	—		773.0
Research and development	137.1	37.5	23.2	76.4	—		76.4
Business separation costs	7.5	—	—	7.5	(7.5)	(C)	—
Business restructuring and cost reduction actions	207.7	18.1	9.5	180.1	—		180.1
Pension settlement loss	21.2	1.7	.2	19.3	—		19.3
Gain on previously held equity interest	17.9	—	—	17.9	—		17.9
Other income (expense), net	47.3	1.3	.5	45.5	—		45.5
Operating Income	1,708.3	254.9	220.2	1,233.2	7.5		1,240.7
Equity affiliates’ income	154.5	1.0	1.2	152.3	—		152.3
Interest expense	103.5	.1	.6	102.8	—		102.8
Loss on early retirement of debt	16.6	—	—	16.6	—		16.6
Income From Continuing Operations Before Taxes	1,742.7	255.8	220.8	1,266.1	7.5		1,273.6
Income tax provision	418.3	49.7	68.4	300.2	—		300.2
Income from Continuing Operations	1,324.4	206.1	152.4	965.9	7.5		973.4
Less: Net Income Attributable to Noncontrolling Interests	39.7	7.1	—	32.6	—		32.6
Net Income From Continuing Operations Attributable to Air Products	$1,284.7	$199.0	$152.4	$933.3	$7.5		$940.8
Earnings Per Common Share (EPS) Attributable to Air Products
Basic EPS from continuing operations	$5.98			$4.34			$4.38
Diluted EPS from continuing operations	5.91			4.29			4.33
Weighted Average Common Shares Outstanding
Basic (in millions)	214.9			214.9			214.9
Diluted (in millions)	217.3			217.3			217.3
See Notes to Unaudited Pro Forma Consolidated Financial Statements on pages 6 and 7.

AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT
Twelve Months Ended 30 September 2014

(Millions of dollars, except for share data)	Historical Air Products (As Reported)	Discontinued Operation - Electronic Materials	Discontinued Operation - Performance Materials	Air Products Continuing Operations	Pro Forma Adjustments	Pro Forma Air Products Continuing Operations
Sales	$10,439.0	$922.8	$1,132.2	$8,384.0	$—	$8,384.0
Cost of sales	7,629.9	612.0	810.0	6,207.9	—	6,207.9
Selling and administrative	1,054.7	79.3	83.2	892.2	—	892.2
Research and development	139.8	35.7	25.6	78.5	—	78.5
Business restructuring and cost reduction actions	12.7	1.2	.4	11.1	—	11.1
Pension settlement loss	5.5	.3	—	5.2	—	5.2
Goodwill and intangible asset impairment charge	310.1	—	—	310.1	—	310.1
Other income (expense), net	52.8	6.9	.7	45.2	—	45.2
Operating Income	1,339.1	201.2	213.7	924.2	—	924.2
Equity affiliates’ income	151.4	1.7	.8	148.9	—	148.9
Interest expense	125.1	.3	.8	124.0	—	124.0
Income From Continuing Operations Before Taxes	1,365.4	202.6	213.7	949.1	—	949.1
Income tax provision	369.4	45.7	65.6	258.1	—	258.1
Income from Continuing Operations	996.0	156.9	148.1	691.0	—	691.0
Less: Net Income Attributable to Noncontrolling Interests	1.4	7.1	—	(5.7)	—	(5.7)
Net Income From Continuing Operations Attributable to Air Products	$994.6	$149.8	$148.1	$696.7	$—	$696.7
Earnings Per Common Share (EPS) Attributable to Air Products
Basic EPS from continuing operations	$4.68			$3.28		$3.28
Diluted EPS from continuing operations	4.62			3.24		3.24
Weighted Average Common Shares Outstanding
Basic (in millions)	212.7			212.7		212.7
Diluted (in millions)	215.2			215.2		215.2
See Notes to Unaudited Pro Forma Consolidated Financial Statements on pages 6 and 7.

AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of 30 September 2016

(Millions of dollars, except for share data)	Historical Air Products (As Reported)	Discontinued Operation - Electronic Materials	Discontinued Operation - Performance Materials	Air Products Continuing Operations	Pro Forma Adjustments		Pro Forma Air Products Continuing Operations
Assets
Current Assets
Cash and cash items	$1,501.3	$170.6	$37.5	$1,293.2	$3,783.3	(A)	$5,076.5
Trade receivables, net	1,439.9	134.7	159.0	1,146.2	—		1,146.2
Inventories	619.9	138.1	226.8	255.0	—		255.0
Contracts in progress, less progress billings	81.6	17.0	—	64.6	—		64.6
Prepaid expenses	99.6	5.1	.6	93.9	(30.8)	(E)	63.1
Other receivables and current assets	555.6	12.4	5.0	538.2			538.2
Current assets of discontinued operations	19.4	—	—	19.4	—		19.4
Total Current Assets	4,317.3	477.9	428.9	3,410.5	3,752.5		7,163.0
Investment in net assets of and advances to equity affiliates	1,288.1	—	4.5	1,283.6	—		1,283.6
Plant and equipment, net	8,852.7	296.5	296.5	8,259.7	—		8,259.7
Goodwill, net	1,150.2	180.0	125.0	845.2	—		845.2
Intangible assets, net	488.0	75.1	25.0	387.9	—		387.9
Noncurrent capital lease receivables	1,221.7	—	—	1,221.7	—		1,221.7
Other noncurrent assets	737.3	47.1	2.2	688.0	3.1	(F)(G)	691.1
Total Noncurrent Assets	13,738.0	598.7	453.2	12,686.1	3.1		12,689.2
Total Assets	$18,055.3	$1,076.6	$882.1	$16,096.6	$3,755.6		$19,852.2
Liabilities and Equity
Current Liabilities
Payables and accrued liabilities	$1,810.6	$85.8	$72.5	$1,652.3	$57.2	(C)(F)	$1,709.5
Accrued income taxes	146.6	22.7	6.0	117.9	999.3	(A)(C)	1,117.2
Short-term borrowings	935.8	—	—	935.8	—		935.8
Current portion of long-term debt	371.3	5.8	—	365.5	—		365.5
Current liabilities of discontinued operations	19.0	—	—	19.0	—		19.0
Total Current Liabilities	$3,283.3	$114.3	$78.5	$3,090.5	$1,056.5		$4,147.0
Long-term debt	4,918.1	991.4	—	3,926.7	—		3,926.7
Other noncurrent liabilities	1,873.4	47.4	9.6	1,816.4	.6	(F)	1,817.0
Deferred income taxes	767.1	50.3	6.4	710.4	(27.1)	(E)(G)	683.3
Total Noncurrent Liabilities	$7,558.6	$1,089.1	$16.0	$6,453.5	$(26.5)		$6,427.0
Total Liabilities	$10,841.9	$1,203.4	$94.5	$9,544.0	$1,030.0		$10,574.0
Air Products Shareholders’ Equity
Common stock (par value $1 per share; issued at 30 September 2016 – 249,455,584)	$249.4	$—	$—	$249.4	$—		$249.4
Capital in excess of par value	970.0	—	—	970.0	—		970.0
Retained earnings	10,475.5	(150.7)	824.7	9,801.5	2,725.6	(H)	12,527.1
Accumulated other comprehensive loss	(2,388.3)	(10.0)	(37.1)	(2,341.2)	—		(2,341.2)
Treasury stock, at cost (30 September 2016 – 32,104,759 shares)	(2,227.0)	—	—	(2,227.0)	—		(2,227.0)
Total Air Products Shareholders’ Equity	$7,079.6	$(160.7)	$787.6	$6,452.7	$2,725.6		$9,178.3
Noncontrolling Interests	133.8	33.9	—	99.9	—		99.9
Total Equity	$7,213.4	$(126.8)	$787.6	$6,552.6	$2,725.6		$9,278.2
Total Liabilities and Equity	$18,055.3	$1,076.6	$882.1	$16,096.6	$3,755.6		$19,852.2
See Notes to Unaudited Pro Forma Consolidated Financial Statements on pages 6 and 7.

AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Millions of dollars, except for share data)

(A)
The unaudited pro forma consolidated balance sheet reflects the pro forma impact of the $3,783.3 cash proceeds received from the sale of PMD and an estimated increase to accrued income taxes of $1,010.3. Certain transaction costs, reserves, and other closing adjustments associated with the sale have not been finally determined and therefore have not been reflected in the pro forma financial statements.

If the sale would have been completed as of the earliest period presented, previously established valuation allowances would not have been recorded. It is difficult to determine the exact historical changes; however, we estimate that the income tax provision would have increased (decreased) by approximately $5, $3, and $(58) in fiscal years 2016, 2015, and 2014, respectively. Since the sale is a non-recurring event, the unaudited pro forma income statements excludes the gain on sale of PMD, and any potential changes to the valuation allowance that would have resulted, had the sale been completed at the beginning of the periods presented. The Company has not yet determined the best use of the sale proceeds and therefore has excluded from the unaudited pro forma consolidated income statements any impacts from potential investment opportunities or its ability to pay down debt.

(B)
Reflects removal of loss on extinguishment of debt associated with the spin-off of Versum. In anticipation of the spin-off, Versum entered into certain financing transactions prior to 30 September 2016 which allowed for a $550 cash distribution and $425 distribution in-kind of notes (the "Notes") in accordance with the Separation Agreement. The financings associated with the distribution primarily appear in long-term debt of Discontinued Operations - Electronic Materials. The $425 of Notes were issued directly to Air Products, who then exchanged these Notes with certain financial institutions for $418 of Air Products’ outstanding commercial paper on 30 September 2016. The difference between the principal amount of the Notes and the amount of commercial paper exchanged resulted in $6.9 of expense ($4.3 after-tax) incurred by Air Products. This loss was reflected in loss on extinguishment of debt on the unaudited pro forma consolidated income statements. Air Products utilized the proceeds from the cash distribution to pay down outstanding commercial paper in November 2016.

(C)
Reflects removal of business separation costs incurred in connection with the disposition of the two divisions comprising the Materials Technologies segment. These costs were reflected in business separation costs on the unaudited pro forma consolidated income statements and include legal, advisory, and indirect tax costs. Of the total $50.6 cost incurred for the fiscal year ended 30 September 2016, $43.1 related to the spin-off of EMD and $7.5 related to the sale of PMD. Tax benefits removed on these costs were limited to $3.7 as a significant portion related to the tax-free spin-off of Versum and were not tax deductible. Of the total $7.5 of costs incurred for the fiscal year ended 30 September 2015, $4.5 related to the spin-off of EMD and $3.0 related to the sale of PMD. No tax benefit was recorded for these costs. Subsequent to 30 September 2016, Air Products expects to incur additional Materials Technologies business separation costs for both EMD and PMD of approximately $45 for legal, advisory, and other costs, a portion of which will not be tax deductible. The liabilities for these fees have been accrued on the unaudited pro forma consolidated balance sheet in payables and accrued liabilities with the related tax impact of $11 in accrued income taxes. The expense related to these fees and taxes are not reflected in the unaudited pro forma consolidated income statements as they are non-recurring in nature.

(D)
Reflects removal of the net tax expense associated with the dispositions including $45.7 that resulted from the repatriation of a portion of Air Products' foreign earnings from a subsidiary in South Korea to the U.S in anticipation of the spin-off of Versum. This also reflects the removal of an additional $5.9 of tax expense resulting from the disposition of the two divisions, of which $3.6 related to EMD and $2.3 related to PMD, partially offset by the tax impact from pro forma adjustments described in (B) and (C) above.

(E)
Reflects removal of prepaid tax assets and deferred tax assets resulting from intercompany transactions. This adjustment resulted in a decrease to prepaid expenses of $30.8, of which $24.0 related to EMD and $6.8 related to PMD, and a reduction to deferred income taxes of $2.7 related to EMD.

(F)
Pursuant to the respective agreements on the dispositions, net tax indemnification payables were recorded on the unaudited pro forma balance sheet for current income taxes and unresolved tax matters. For PMD, payables and accrued liabilities reflects an increase of $6.0 and other noncurrent liabilities reflects an increase of $.6. For EMD, payables and accrued liabilities reflects an increase of $6.2 and other noncurrent assets reflects an increase of $1.3.

The actual amounts to be paid or received by Air Products under the agreements will depend on a variety of factors, including the outcome of the unresolved tax matters.

(G)
Reflects removal of deferred tax assets and liabilities attributable to PMD that would have reversed at the time of sale and resulted in an increase to other noncurrent assets of $1.8 and a reduction to deferred income taxes of $24.4.

(H)	Reflects the impact to Air Products retained earnings from pro forma adjustments described above.